Exhibit 1.1

[***] Certain information in this document has been excluded in accordance with applicable Securities and Exchange Commission rules and regulations. Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated and effective as of November 19, 2020 (the “Effective Date”), by and among SILICON VALLEY BANK, a California corporation (“Bank”), VERONA PHARMA PLC., A COMPANY REGISTERED UNDER THE LAWS OF England and Wales with company number 05375156 (“Parent” or “UK Borrower”) and VERONA PHARMA, INC., a Delaware corporation (“US Borrower” and together with UK Borrower, each a “Co-Borrower” and collectively “Co-Borrowers”), provides the terms on which Bank shall lend to Co-Borrowers and Co-Borrowers shall repay Bank. The parties agree as follows:

1            ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following IFRS or GAAP. Calculations and determinations must be made following IFRS or GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2            LOAN AND TERMS OF PAYMENT

2.1         Promise to Pay. Co-Borrowers hereby unconditionally promise to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2         Term Loan Advances.

(a)                 Availability. Subject to the terms and conditions of this Agreement, on the Effective Date or as soon thereafter as all conditions precedent thereto have been met, Bank shall make a term loan advance to Co-Borrowers in an original principal amount equal to Five Million Dollars ($5,000,000) (the “Term A Loan Advance”). Subject to the terms and conditions of this Agreement, upon Co-Borrowers’ request during the Term B Availability Period, Bank shall make an additional term loan advance available to Co-Borrowers in an original principal amount equal to Ten Million Dollars ($10,000,000) (the “Term B Loan Advance”). Subject to the terms and conditions of this Agreement, during the Term C Draw Period, or as soon thereafter as all conditions precedent thereto have been met, Bank shall make an additional term loan advance available to Co-Borrowers in an original principal amount equal to Fifteen Million Dollars ($15,000,000) (the “Term C Loan Advance”). The Term A Loan Advance, the Term B Loan Advance, and the Term C Loan Advance are hereinafter referred to each as a “Term Loan Advance” and, collectively, as the “Term Loan Advances.” After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.

(b)                Repayment. With respect to each Term Loan Advance, commencing on the first Payment Date following the Funding Date of such Term Loan Advance, and continuing on each Payment Date thereafter, Co-Borrowers shall make monthly payments of interest, in arrears, on the principal amount of such Term Loan Advance at the rate set forth in Section 2.3(a). Commencing on December 1, 2023 and continuing on each Payment Date thereafter, Co-Borrowers shall repay the Term Loan Advances in twelve (12) equal monthly installments of principal, plus monthly payments of accrued interest. All outstanding principal and accrued and unpaid interest under each Term Loan Advance, and all other outstanding Obligations with respect to the Term Loan Advances and the Final Payment, are due and payable in full on the Term Loan Maturity Date.

(c)                 Permitted Prepayment. Co-Borrowers shall have the option to prepay all, but not less than all, of the Term Loan Advances, provided Co-Borrowers (i) deliver written notice to Bank of their election to prepay the Term Loan Advances at least ten (10) days prior to such prepayment, and (ii) pay, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (B) the Prepayment Fee (if applicable), (C) the Final Payment and (D) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.

(d)                Mandatory Prepayment Upon an Acceleration. If the Term Loan Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Co-Borrowers shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (ii) the Prepayment Fee, (iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.

2.3         Payment of Interest on the Credit Extensions.

(a)                 Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (A) one percentage point (1.00%) above the Prime Rate and (B) four and one-quarter percentage points (4.25%), which interest shall be payable monthly in accordance with Section 2.3(d) below.

(b)                Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects to impose a smaller increase. Fees and expenses which are required to be paid by Co-Borrowers pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)                 Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d)                Payment; Interest Computation. Interest is payable monthly on the Payment Date of each month and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.4         Fees. Co-Borrowers shall pay to Bank:

(a)                 Prepayment Fee. The Prepayment Fee, if and when due pursuant to the terms of Section 2.2(c) or 2.2(d); provided, however, Bank shall waive the Prepayment Fee if Co-Borrowers refinance the Term Loan Advances with another credit facility from Bank;

(b)                 Final Payment. The Final Payment, when due hereunder;

(c)                  Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(d)                Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Co-Borrowers shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Co-Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c). Bank shall provide Co-Borrowers written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.5          Payments; Application of Payments; Debit of Accounts.

(a)                 All payments to be made by Co-Borrowers under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 3:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)                If an Event of Default has occurred and is continuing, Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied, and Co-Borrowers shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Co-Borrowers to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)                 Bank shall debit first, the Designated Deposit Account, and if there are insufficient funds in the Designated Deposit Account, then Co-Borrower’s other deposit accounts, for principal and interest payments or any other amounts Co-Borrowers owe Bank when due; provided, however, that so long as no Event of Default has occurred and is continuing, Bank shall use commercially reasonable efforts to provide notice to Co-Borrowers before debiting Co-Borrower’s deposit accounts for amounts other than principal and interest payments. These debits shall not constitute a set-off.

2.6         Withholding.

(a)                 Payments received by Bank from Co-Borrowers under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Co-Borrowers to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Co-Borrowers hereby covenant and agree that the amount due from Co-Borrowers with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Co-Borrowers shall pay the full amount withheld or deducted to the relevant Governmental Authority. Co-Borrowers will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Co-Borrowers have made such withholding payment; provided, however, that Co-Borrowers need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Co-Borrowers. The agreements and obligations of Co-Borrowers contained in this Section 2.6 shall survive the termination of this Agreement.

(b)                Notwithstanding anything to the contrary in Section 2.6(a) or otherwise herein, Bank and Co-Borrowers each hereby agree to the terms and conditions set forth on Schedule 2.6 attached hereto.

(c)                 A payment shall not be increased under Section 2.6(a) above or paragraph 2 of Schedule 2.6 by reason of a UK Tax Deduction if, on the date on which the payment falls due:

(i)                  the payment could have been made to Bank without a UK Tax Deduction if Bank had been a UK Qualifying Lender, but on that date Bank is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became Bank under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)           Bank is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and:

(1)	an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Bank has received from Co-Borrower making the payment a certified copy of that Direction; and

(2)	the payment could have been made to Bank without any Tax Deduction if that Direction had not been made; or

(iii)          Bank is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and:

(1)	Bank has not given a Tax Confirmation to UK Borrower; and

(iv)         the payment could have been made to Bank without any Tax Deduction if Bank had given a Tax Confirmation to UK Borrower, on the basis that the Tax Confirmation would have enabled UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or Bank is a UK Qualifying Lender (or would be a UK Qualifying Lender upon the completion of any necessary procedural formalities) and Co-Borrower making the payment is able to demonstrate that the payment could have been made to Bank without the UK Tax Deduction had Bank complied with its obligations under Sections 2.6(d)(i) or (ii) (as applicable) below.

(d)

(i)                  Subject to Section 2.6(d)(ii) below, Bank and UK Borrower which makes a payment to Bank shall cooperate in completing any procedural formalities necessary for UK Borrower to obtain authorization to make such payment without a UK Tax Deduction.

(ii)

(1)	To the extent Bank holds a passport under the HMRC DT Treaty Passport scheme and wishes such scheme to apply to this Agreement, it shall provide its scheme reference number and its jurisdiction of tax residence to UK Borrower in Schedule 1 hereto;

(2)	a Treaty Lender which is not Bank as of the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming party as Bank;

and, having done so, Bank shall have satisfied its obligation under Section 2.6(d)(i) above.

(e)                 If Bank has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.6(d)(ii) above, UK Borrower shall make a Borrower DTTP Filing with respect to Bank, and shall promptly provide Bank with a copy of such filing; provided that, if:

(i)            UK Borrower making a payment to Bank has not made a Borrower DTTP Filing in respect of Bank; or

(ii)           UK Borrower making a payment to Bank has made a Borrower DTTP Filing in respect of Bank but:

(1)                such Borrower DTTP Filing has been rejected by HMRC;

(2)                HMRC has not given UK Borrower authority to make payments to Bank without a deduction for tax within 60 days of the date of such Borrower DTTP Filing; or

(3)                HMRC has given UK Borrower authority to make payments to Bank without a UK Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, UK Borrower has notified Bank in writing, Bank and UK Borrower shall co-operate in completing any additional procedural formalities necessary for UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(f)                If Bank has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.6(d)(ii) above, UK Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of Bank’s participation in any Term Loan Advance unless Bank otherwise agrees.

(g)               UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to Bank.

(h)               A UK Non-Bank Lender shall promptly notify UK Borrower if there is any change in the position from that set out in the Tax Confirmation.

(i)                Bank Status Confirmation

(i)                  Each Bank which is not Bank as of the date of this Agreement shall indicate, in the documentation which it executes on becoming a party as Bank which of the following categories it falls in:

(1)                not a Qualifying Lender;

(2)                a Qualifying Lender (other than a Treaty Lender); or

(3)                a Treaty Lender.

If such Bank fails to indicate its status in accordance with this Section 2.6(i) then that Bank shall be treated for the purposes of this Agreement (including by UK Borrower) as if it is not a Qualifying Lender until such time as it notifies UK Borrower which category applies. For the avoidance of doubt, the documentation which a Bank executes on becoming a party as Bank shall not be invalidated by any failure of a Bank to comply with this Section 2.6(i).

(j)                  Notwithstanding anything to the contrary herein, if Bank assigns or transfers any of its rights or obligations with respect to a Term Loan Advance or changes its lending office in respect of such Term Loan Advance, and as a result of circumstances existing at the date the assignment, transfer or change occurs, a Co-Borrower would be obliged to make a payment to the successor or assign or Bank acting through its new lending office under Section 2.6(a) or paragraph 4 of Schedule 2.6 in respect of a UK Tax Deduction, then such successor or assign or Bank acting through its new lending office is only entitled to receive payment under those Sections to the same extent as the assigning or transferring Bank or Bank acting through its previous lending office would have been if the assignment, transfer or change had not occurred.

3            CONDITIONS OF LOANS

3.1         Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)                duly executed signatures to the Loan Documents;

(b)               duly executed signatures to the UK Security Documents, together with any notices required thereunder;

(c)                to the extent not delivered pursuant to Sections 3.1(d) or 3.1(f), each Co-Borrower’s Operating Documents and in the case of the US Borrower, it’s long-form good standing certificate of the US borrower certified by the Secretary of State (or equivalent agency) of such US Borrower’s jurisdiction of organization or formation (as the case may be) and each jurisdiction in which such US Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)               a secretary’s or director’s certificate of the US Borrower with respect to such US Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(e)               duly executed signatures to the completed Borrowing Resolutions for each Co-Borrower;

(f)                a certificate of a director of UK Borrower attaching its certificate of incorporation, certificate of incorporation on change of name (if any), memorandum and articles of association, board minutes (approving the entry into the Loan Documents) and specimen signatures;

(g)               certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released, and (ii) with respect to UK Borrower, updated Companies House searches dated on or about the date of this Agreement revealing no charges registered against UK Borrower and clear searches of the Central Registry of Winding Up Petitions;

(h)               the Perfection Certificates of Co-Borrowers from each Co-Borrower, together with the duly executed signatures thereto;

(i)                 a landlord’s consent in favor of Bank for each of US Borrower’s leased locations, by the respective landlord thereof, together with the duly executed original signatures thereto;

(j)                the insurance policies required pursuant to Section 6.4 hereof; and

(k)               payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2         Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)               timely receipt of an executed Payment/Advance Form and any materials and documents required by Section 3.4;

(b)               the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and the Payment/Advance Form, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Co-Borrowers’ representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)               other than with respect to the Term A Loan Advance, completion of the postclosing items set forth in Section 6.6 hereof; and

(d)               Bank determines in its good faith business discretion that there has not been a Material Adverse Change.

3.3         Covenant to Deliver. Co-Borrowers agree to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Co-Borrowers expressly agree that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Co-Borrowers’ obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4         Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement, to obtain a Term Loan Advance, Co-Borrowers shall notify Bank (which notice shall be irrevocable) by electronic mail by 3:00 Eastern time on the Funding Date of the Term Loan Advance. Such notice shall be made by Co-Borrowers through Bank’s online banking program, provided, however, if Co-Borrowers are not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board of Directors has approved that such Authorized Signer may provide such notices and request Term Loan Advances. In connection with such notification, Co-Borrowers must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information required hereunder. Bank shall credit proceeds of any Term Loan Advance to the Designated Deposit Account. Bank may make Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Term Loan Advances are necessary to meet Obligations which have become due.

4            CREATION OF SECURITY INTEREST

4.1         Grant of Security Interest. US Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. All Obligations are also secured by the UK Security Documents and any and all other security agreements, mortgages, or other collateral granted to Bank by a Co-Borrower or Guarantor as security for the Obligations, now or in the future as required pursuant to terms of this Loan and Security Agreement.

Each Co-Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Co-Borrowers agree that any amounts Co-Borrowers owe Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Co-Borrowers and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein by the US Borrower only and in the UK Security Documents by the UK Borrower only (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are irrevocably repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Co-Borrowers, release any guarantee and indemnities, terminate its security interest and release its Liens in the Collateral and all rights therein shall revert to Co-Borrowers including but not limited to the release and/or discharge of any security or any other claim over any assets, business or shares (or equivalent) and issue certificates of non-crystallization, to the extent required. The Bank shall co-operate and do all such things and enter into and execute all such deeds, documents, memoranda, agreements or instruments, return any title documents, terminate any powers of attorney, perform all formalities and provide any consents as may be necessary to give effect to the provisions of any release in relation to this Agreement, the UK Security Documents and any other document relating to such release. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein and in the UK Security Documents upon Co-Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, US Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2         Priority of Security Interest. Co-Borrowers represent, warrant, and covenant that, subject to Legal Reservations, the security interest granted herein by the US Borrower and in the UK Security Documents by the UK Borrower is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If any Co-Borrower acquires any commercial tort claims in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, such Co-Borrower shall promptly notify Bank in a writing signed by Co-Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3         Authorization to File Financing Statements. Co-Borrowers hereby authorize Bank to file financing statements (or the equivalent in the relevant jurisdiction, if any), without notice to Co-Borrowers, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder.

5            REPRESENTATIONS AND WARRANTIES

Each Co-Borrower represents and warrants as follows:

5.1         Due Organization, Authorization; Power and Authority. US Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing (as applicable in the relevant jurisdiction) in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Co-Borrower’s business. UK Borrower is a public limited company, duly incorporated and validly existing under the laws of England and Wales and has the power to carry on its business as it is now being conducted and to own its assets. In connection with this Agreement, Co-Borrower has delivered to Bank a completed certificate signed by Co-Borrower, entitled “Perfection Certificate” (the “Perfection Certificate”). Co-Borrower represents and warrants to Bank that (a) Co-Borrower’s exact legal name is that indicated on the Co-Borrower’s Perfection Certificate and on the signature page hereof; (b) Co-Borrower is an organization of the type and is organized in the jurisdiction set forth in the Co-Borrower’s Perfection Certificate; (c) the Co-Borrower’s Perfection Certificate accurately sets forth the Co-Borrower’s organizational identification number and for UK Borrower, its registered company number, or accurately states that Co-Borrower has none; (d) the Co-Borrower’s Perfection Certificate accurately sets forth Co-Borrower’s place of business, or, if more than one, its chief executive office (or for the UK Borrower, the registered office address) as well as Co-Borrower’s mailing addresses (if different than their chief executive office); (e) Co-Borrower (and each of their predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on Co-Borrower’s Perfection Certificate pertaining to Co-Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Co-Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement) or otherwise with the prior written consent of Bank . If Co-Borrower is not now a Registered Organization but later becomes one, Co-Borrower shall promptly notify Bank of such occurrence and provide Bank with Co-Borrower’s organizational identification number.

Subject to Legal Reservations, the execution, delivery and performance by Co-Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Co-Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Co-Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) except in respect of the UK Security Documents, the particulars of which will need to be filed at Companies House in England and Wales under section 859A of the Companies Act 2006 and the associated fees paid require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Co-Borrower is bound. Co-Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Co-Borrower’s business.

5.2         Collateral. Co-Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant, in the case of US Borrower, a Lien hereunder or, in the case of UK Borrower, pursuant to the UK Security Documents, free and clear of any and all Liens except Permitted Liens. US Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Co-Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, in each case pursuant to the terms of Section 6.5(c). To the best of US Borrower’s knowledge, the Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral of the US Borrower is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 7.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Co-Borrower is the sole owner of the material Intellectual Property which it owns or purports to own except for (a) licenses permitted herein, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Co-Borrower in the ordinary course of business. Each Patent which it owns or purports to own and which is material to Co-Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Co-Borrowers own or purport to own and which is material to Co-Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Co-Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Co-Borrower’s business.

Except as noted on the Perfection Certificate or as notice may be provided herein, Co-Borrower is not a party to, nor is it bound by, any Restricted License.

5.3         Intentionally Omitted.

5.4         Litigation. There are no actions or proceedings pending or, to the knowledge of Co-Borrowers’ Responsible Officers, threatened in writing by or against Co-Borrowers or any of their Subsidiaries in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.5         Financial Statements; Financial Condition. All consolidated financial statements for Co-Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Co-Borrower’s consolidated financial condition and Co-Borrower’s consolidated results of operations. Co-Borrower has notified Bank in writing of any material deterioration in Co-Borrowers’ consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6          Solvency. The fair salable value of US Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of US Borrower’s liabilities; US Borrower is not left with unreasonably small capital after the transactions in this Agreement; and US Borrower is able to pay its debts (including trade debts) as they mature, and UK Borrower is not unable and has not admitted inability to pay its debts as they fall due within the meaning of section 123 of the UK Insolvency Act 1986 and the value of its assets is not less than the value of its liabilities (taking into account its contingent and prospective assets and liabilities).

5.7         Regulatory Compliance. Co-Borrower (other than UK Borrower) is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Co-Borrower (other than UK Borrower) is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Co-Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Co-Borrower’s or any of its Subsidiaries’ properties or assets have been used by Co-Borrower or any Subsidiary or, to the best of Co-Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Co-Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted

5.8         Subsidiaries; Investments. Co-Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9         Tax Returns and Payments; Pension Contributions. Co-Borrower has (i) timely filed all required tax returns and reports, and Co-Borrower has (ii) timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrower (as applicable) except in the case of (i) or (ii) above, (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000).

To the extent Co-Borrower defers payment of any contested taxes, Co-Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) if applicable in the relevant jurisdiction, post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Co-Borrower is unaware of any claims or adjustments proposed for any of Co-Borrower’s prior tax years which could result in additional taxes becoming due and payable by Co-Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000). Co-Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Co-Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency, or equivalent agency in any relevant jurisdiction.

5.10       Use of Proceeds. Co-Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11       Full Disclosure. No written representation, warranty or other statement of Co-Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Co-Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12        Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Co-Borrower’s knowledge or awareness, to the “best of” Co-Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6             AFFIRMATIVE COVENANTS

Co-Borrowers shall do all of the following:

6.1          Government Compliance.

(a)                 Except as permitted by Section 7.3, maintain their and all their Domestic Subsidiaries’ legal existence and good standing (as required in relevant jurisdiction) in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on a Co-Borrower’s business or operations. Each Co-Borrower shall comply, and have each Subsidiary comply, in all material respects, with all material laws, ordinances and regulations to which it is subject.

(b)                Obtain all of the Governmental Approvals necessary for the performance by a Co-Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of the Collateral, except anything referred to in Section 5.1, which will be obtained following the date of this Agreement. Co-Borrowers shall promptly provide copies of any such material obtained Governmental Approvals to Bank, to the extent permitted by law or regulation .

6.2         Financial Statements, Reports, Certificates. Provide Bank with the following:

(a)                 Monthly Financial Statements. As soon as available, but no later than thirty (30) days (forty-five (45) days for March, June, September and December) after the last day of each month, a company prepared consolidated balance sheet and income statement covering Co-Borrowers’ and each of their Subsidiary’s consolidated operations for such month in a form acceptable to Bank (the “Monthly Financial Statements”);

(b)                Monthly Compliance Certificate. Within thirty (30) days (forty-five (45) days for March, June, September and December) after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, confirming that, as of the end of such month, Co-Borrowers were in full compliance with all of the terms and conditions of this Agreement (except as noted therein), and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(c)                 Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of Co-Borrowers’ fiscal year, and within seven (7) days of any material updates or amendments thereto, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then-current fiscal year of Co-Borrowers, and (B) annual financial projections for the then-current fiscal year (on a quarterly basis), in each case as approved by each Co-Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

(d)                Annual Audited Financial Statements. As soon as available, and in any event within one hundred eighty (180) days after the last day of Co-Borrowers’ fiscal year, audited consolidated financial statements prepared under IFRS, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(e)                 SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by such US Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such Co-Borrower posts such documents, or provides a link thereto, on such Co-Borrower’s website on the internet at such Co-Borrower’s website address;

(f)               Legal Action Notice. Prompt report of any legal actions pending or threatened in writing against a Co-Borrower or any of its Subsidiaries that could result in damages or costs to a Co-Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more;

(g)              Beneficial Ownership. Prompt written notice of any changes to the beneficial ownership information set out in Section 14 to each Perfection Certificate. Each Co-Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

(h)              Government Notices. Within ten (10) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law, in each case that would reasonably be expected to have a material adverse effect on any of the Governmental Approvals or otherwise on the operations of Co-Borrowers or any of their Subsidiaries; and

(i)                Other Financial Information. Other financial information reasonably requested by Bank, in each case, subject to any confidentiality, regulatory or other restrictions relating to the supply of information and as permitted by law and regulation.

6.3         Taxes; Pensions. (i) Timely file, and require each of their Subsidiaries to timely file, all required tax returns and reports and (ii) timely pay, and require each of their Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by a Co-Borrower and each of its Subsidiaries (as the case may be), except in the case of (i) or (ii) above for (a) deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof and (b) other taxes in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000), and shall deliver to Bank, on demand, appropriate certificates (where such certificates are issued by the relevant authority in the relevant jurisdiction) attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.4         Insurance.

(a)                 Keep their business and the Collateral insured for risks and in amounts standard for companies in Co-Borrowers’ industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Co-Borrowers, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)               Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.

(c)              At Bank’s request, Co-Borrowers shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.4 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be canceled (ten (10) days for nonpayment of premium). If Co-Borrowers fail to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Bank deems prudent.

6.5          Operating Accounts.

(a)               No later than thirty (30) days after the Effective Date and at all times thereafter, Co-Borrowers shall maintain all their and all of their Subsidiaries’ depository and operating accounts and excess cash with Bank and Bank’s Affiliates; provided however, so long as Co-Borrowers’ maintain a balance of unrestricted cash with Bank not less than Forty Five Million Dollars ($45,000,000), Co-Borrowers’ may maintain accounts outside of Bank and Bank’s Affiliates subject to a Control Agreement or subject to the UK Security Documents with aggregate balances not to exceed Twenty Five Million Dollars ($25,000,000); provided further that within five (5) Business Days of Bank's written request following an Event of Default that is continuing or a Cash Collateralization Event, Co-Borrowers shall maintain all their and all of their Subsidiaries’ depository and operating accounts and excess cash with Bank and Bank’s Affiliates.

(b)               In addition, on and after ninety (90) days following the Effective Date, each Co-Borrower and any Subsidiary of a Co-Borrower shall obtain any business credit cards exclusively from Bank, and shall utilize Bank for all its cash management needs, including Letters of Credit.

(c)              Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that a Co-Borrower at any time maintains in the United States, such Co-Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of a Co-Borrower’s employees and identified to Bank by such Co-Borrower as such or (ii) other accounts holding no more than One Hundred Thousand Dollars ($100,000) in the aggregate at all such accounts.

6.6         Postclosing Condition. No later than forty five (45) days after the Effective Date, Co-Borrowers shall deliver to Bank (i) the insurance endorsements required pursuant to Section 6.4 hereof and (ii) duly executed signatures to a Bank Services Cash Pledge Agreement and Rider to Bank Services Cash Pledge Agreement from each Co-Borrower.

6.7         Protection of Intellectual Property Rights. (i) Protect, defend and maintain the validity and enforceability of Intellectual Property that is material to a Co-Borrower’s business; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property that has any material value ; and (iii) not allow any Intellectual Property material to a Co-Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent. Provide written notice to Bank within the later of thirty (30) days and the then-next Compliance Certificate following entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Co-Borrowers shall take such commercially reasonable steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.8        Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, on reasonable prior notice and at reasonable times and intervals, Co-Borrowers and their officers, employees and agents and Co-Borrowers’ books and records, subject to any applicable confidentiality obligations of Co-Borrower, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to a Co-Borrower, subject to any confidentiality, regulatory or other restrictions relating to the supply of information and as permitted by law and regulation.

6.9         Online Banking.

(a)                 Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)                Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

6.10       Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on five (5) Business Days’ notice, to inspect the Collateral and audit and copy any Co-Borrower’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be at Co-Borrowers’ expense, and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event a Co-Borrower and Bank schedule an audit more than eight (8) days in advance, and such Co-Borrower cancels or seeks to reschedule the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Co-Borrowers shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling

6.11       Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, around the time that a Co-Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), such Co-Borrower shall upon Bank’s reasonable request (a) cause such new Domestic Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such new Domestic Subsidiary to become a co-borrower or a Guarantor (as determined by Bank in its reasonable business discretion following consultation with Borrower and taking into consideration potential tax implications) hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Domestic Subsidiary, in form and substance reasonably satisfactory to Bank; provided, that with respect to any Foreign Subsidiary, the Co-Borrower shall only be required to grant and pledge to Bank a perfected security interest in up to sixty-five (65%) of the stock, units or other evidence of ownership of such Foreign Subsidiary; and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12       Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

6.13       Cash Collateralization Trigger. If a Cash Collateralization Event occurs at any time prior to repayment in full of all Obligations (other than inchoate indemnity obligations), (i) US Borrower hereby authorizes and directs Bank to immediately transfer to account number XXX-XXX-2119 held at Bank (from any one or a combination of US Borrower’s accounts at Bank) and (ii) UK Borrower hereby authorizes and directs Bank to immediately transfer to account number XXX-XXX-2123 held at Bank (from any one or a combination UK Borrower’s accounts at Bank),an aggregate amount of cash and/or Cash Equivalents equal to the sum of (i) the then-outstanding principal balance of and interest accrued on the Term Loan Advances, plus (ii) an amount equal to the Final Payment, plus (iii) an amount equal to the applicable Prepayment Fee, in order to cash collateralize all amounts owing from Co-Borrowers to Bank in connection with the Term Loan Advances, the Final Payment and the Prepayment Fee (if applicable) (a “Cash Collateralization”), it being understood that the foregoing authorization shall constitute an immediate Cash Collateralization of the Obligations, irrespective of any delay by Bank in effecting such transfer. For purposes hereof “Cash Collateralization Event” means Co-Borrowers’ consolidated cash and Cash Equivalents at Bank drops below Forty Five Million Dollars ($45,000,000) at any time after the earliest to occur of any of the following: (i) the release of Negative Data from Enhance 2 and/or Enhance 1, which in the reasonable business discretion of Co-Borrowers’ senior management, would be considered insufficient to support submission of an NDA to the FDA, (ii) the FDA issues a complete response letter with respect to an NDA submitted for Ensifentrine, or (iii) Ensifentrine [***] by June 30, 2023, provided however if Co-Borrowers receive at least [***] in new cash proceeds after September 8, 2020 from the sale of equity securities in one or more public financings or other bona fide equity financings, Subordinated Debt and/or upfront/milestone payments from one or more collaboration agreements not prohibited herein, then such date shall be automatically extended to March 31, 2024.

7            NEGATIVE COVENANTS

No Co-Borrower shall do any of the following without Bank’s prior written consent:

7.1         Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Co-Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Co-Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Co-Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Co-Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Co-Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (g) to any Co-Borrower from any of its Subsidiaries; (h) consisting of the abandonment, forfeiture or dedication to the public of any Intellectual Property that has no material value ; and (i) of other property not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year.

7.2         Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by each Co-Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by such Co-Borrower within ten (10) Business Days after such Key Person’s departure from such Co-Borrower; or (d) permit or suffer any Change in Control.

Co-Borrowers shall not, without at least ten (10) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Million Dollars ($1,000,000) in Co-Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Million Dollars ($1,000,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization or incorporation (as the case may be), (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization or incorporation (as the case may be). If Co-Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Million Dollars ($1,000,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Co-Borrower intends to deliver the Collateral, then Co-Borrower will obtain a bailee agreement executed by the bailee in form and substance satisfactory to Bank in its reasonable business discretion.

7.3         Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Co-Borrower.

7.4         Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5                Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, subject to Legal Reservations, permit any Collateral not to be subject to the first priority security interest granted herein or under any UK Security Document, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Co-Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Co-Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6                Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.5 hereof.

7.7                Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Co-Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Co-Borrower may pay dividends solely in common stock; and (iii) Co-Borrower may repurchase the stock of former employees, consultants, directors or officers pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; (iv) make purchases of capital stock arising out of capital stock in connection with the exercise of stock options or stock appreciation by way of a cashless exercise; (v) make purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations or (vi) pay any dividends or make any other distributions to another Co-Borrower (and, for the avoidance of doubt, any Subsidiary of a Co-Borrower may pay any dividends or make any other distributions to a Co-Borrower or a Subsidiary thereof); or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8                Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Co-Borrower, except for (a) transactions that are in the ordinary course of Co-Borrower’s business, upon fair and reasonable terms that are no less favorable to Co-Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt, (c) compensation-related transactions approved by the Board, (d) distributions permitted under Section 7.7 and (e) equity investments in Co-Borrower.

7.9                Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would provide for earlier principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10             Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction as defined in ERISA, or (c) comply with the Federal Labor Standards Act, the failure of any of the conditions in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Co-Borrower’s business, or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Co-Borrower’s business or permit any Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8                     EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                Payment Default. Co-Borrowers fail to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2                Covenant Default.

(a) Co-Borrowers fail or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 or 6.13 or violates any covenant in Section 7; or

(b) Co-Borrowers fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within ten (10) Business Days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) Business Day period or cannot after diligent attempts by Co-Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Co-Borrowers shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3                Material Adverse Change. A Material Adverse Change occurs;

8.4                Attachment; Levy; Restraint on Business.

(a)                 (i) The service of process seeking to attach, by trustee or similar process, any funds of Co-Borrower or of any entity under the control of Co-Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Co-Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) Business Days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10 Business Day cure period; or

(b)                (i) any material portion of a Co-Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Co-Borrower from conducting all or any material part of its business;

8.5                Insolvency. (a) A Co-Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due in accordance with its jurisdiction (b) an Insolvency Proceeding is begun against a US Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed); or (d) a UK Insolvency Proceeding is begun against any UK Borrower unless it is vexatious or frivolous and discharged, dismissed or stayed within fourteen (14) days of commencement (but no Credit Extension shall be made while and of the conditions described in clause (a) exist and/or until any UK Insolvency Proceeding is dismissed);

8.6                Other Agreements. There is, under any agreement to which a Co-Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Co-Borrower or Guarantor, the result of which could have a material adverse effect on Co-Borrower’s or any Guarantor’s business;

8.7                Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Co-Borrower by any Governmental Authority, and the same are not, within ten (10) Business Days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8                Misrepresentations. A Co-Borrower or any Person acting for Co-Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9                Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than in accordance with its terms), any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;

8.10             Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (other than in accordance with its terms); (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.6, 8.7, or 8.8 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or

8.11             Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and, in the case of clauses (a) and (b) above, such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of a Co-Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of a Co-Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction and the failure to hold such Governmental Approval in such other jurisdiction could reasonably be expected to result in a Material Adverse Change.

8.12            Lien Priority. There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral (other than normal depreciation) which is not covered by adequate insurance.

8.13            Regulatory Event. The commencement of or an any development in (a) any inquiry, investigation, or regulatory action by any applicable Governmental Authority against a Co-Borrower, any of their Subsidiaries and/or any other Person engaged in the industry in which a Co-Borrower conducts its business or (b) any legal action or proceeding to which Co-Borrower, any of its Subsidiaries and/or any other Person engaged in the industry in which Co-Borrower conducts its business is a party that, in the case of either (a) or (b), Bank in its reasonable discretion determines would reasonably be expected to have a material adverse effect on Co-Borrower’s business.

9                   BANK’S RIGHTS AND REMEDIES

9.1               Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following, in each case, subject to applicable law and the other Loan Documents:

(a)                declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)                stop advancing money or extending credit for Co-Borrowers’ benefit under this Agreement or under any other agreement between Co-Borrowers and Bank;

(c)                demand that Co-Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Co-Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)                terminate any FX Contracts;

(e)               verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Co-Borrower money of Bank’s security interest in such funds;

(f)                make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Co-Borrowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Co-Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)               apply to the Obligations any (i) balances and deposits of a Co-Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of a Co-Borrower;

(h)               ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Solely upon the occurrence and continuation of an Event of Default, Bank shall be granted a non-exclusive, royalty-free license or other right to use, without charge, Co-Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Co-Borrowers’ rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)                 place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)                 demand and receive possession of a Co-Borrower’s Books; and

(k)               exercise all rights and remedies available to Bank under the Loan Documents (including, without limitation, each UK Security Document) or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2                Power of Attorney. Each Co-Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Co-Borrower’s name on any checks or other forms of payment or security; (b) sign Co-Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Co-Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Each Co-Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Co-Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as each Co-Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3                Protective Payments. If a Co-Borrower fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which such Co-Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Co-Borrowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4                Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Co-Borrowers’ account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Co-Borrowers by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Co-Borrowers shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5                Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Co-Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6                No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Co-Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7               Demand Waiver. Each Co-Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which a Co-Borrower is liable.

9.8                Co-Borrower Liability. Either Co-Borrower may, acting singly, request Advances hereunder. Each Co-Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Co-Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Co-Borrower actually receives said Advance, as if each Co-Borrower hereunder directly received all Advances. Each Co-Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Co-Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Co-Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Co-Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, and subject to the laws of the relevant jurisdiction, each Co-Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Co-Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Co-Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Co-Borrower in contravention of this Section, such Co-Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10                 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. or UK mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or a Co-Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Co-Borrower:             VERONA PHARMA, INC.

8045 Arco Corporate Drive

Raleigh, North Carolina 27617

Attn: Mark Hahn, CFO

Email: [***]

with a copy to:                   VERONA PHARMA PLC

3 More London Riverside

London, SE1 2RE

Attn: Claire Poll, General Counsel

Email: [***]

If to Bank:                          SILICON VALLEY BANK
275 Grove Street, Suite 2-200 I
Newton, MA 02466
Attn: Michael McMahon
Email: [***]

11                 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Co-Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Co-Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Co-Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Co-Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Co-Borrower at the address set forth in, or subsequently provided by such Co-Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Co-Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CO-BORROWER AND BANK WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12                 GENERAL PROVISIONS

12.1             Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Co-Borrower has satisfied their Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by Co-Borrowers, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2            Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Co-Borrower may assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Co-Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Bank hereby agrees that so long as no Event of Default has occurred and is continuing, Bank shall not assign its rights hereunder to any operating company that is a direct competitor of any Co-Borrower or a vulture or distressed debt fund.

12.3             Indemnification. Co-Borrowers agree to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Co-Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct and any Tax on net income, profits or gains of Bank or in respect of a Tax Deduction (which shall be dealt with in accordance with Section 2.6). Without limiting the generality of Section 2 or Section 4 of Schedule 2.6, this Section 12.3 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4             Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5             Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6             Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Co-Borrower with written notice of such correction and allows Co-Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by each of Bank and Co-Borrower.

12.7             Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8             Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. It is intended that this Agreement shall take effect as a deed in respect of UK Borrower notwithstanding the method of execution of this Agreement by the other parties hereto.

12.9             Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”) provided that such Bank Entities are bound by the same non-use and non-disclosure obligations set forth in this Section 12.9; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Co-Borrowers. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10           Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Co-Borrowers and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11           Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12           Right of Setoff.

(a)     Each Co-Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Co-Borrowers even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF CO-BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED

(b)    Bank may set off any matured obligation due from UK Borrower under the Loan Documents (to the extent beneficially owned by Bank) against any matured obligation owed by Bank to UK Borrower, regardless of the place of payment, banking branch or currency of either obligation. Further, UK Borrower authorizes Bank to apply (without prior notice) any matured credit balance to which UK Borrower is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability or obligation of, any office of Bank in or towards satisfaction of any sum then due and payable and unpaid by it to Bank under the Loan Documents and unpaid. For these purposes, if the obligations are in different currencies, Bank may convert either obligation into another currency at a market rate of exchange in its usual course of business for the purpose of the set-off, provided that nothing in this Section 12.12 shall be effective to create a charge. Bank shall not be obliged to exercise any of its rights under this Section 12.12, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right (including the benefit of the Loan Documents) to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

12.13          Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14          Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15          Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16          Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17          VAT. All amounts payable under a Loan Document which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and, where Bank (or the representative member (or non-UK equivalent) of a VAT group registration of which the Bank is a member) is required to account for such VAT to the relevant tax authority, such VAT shall be payable in addition to such amount (subject to the provision of a valid VAT invoice). Where a Loan Document requires UK Borrower to reimburse or indemnify Bank for any cost or expense, UK Borrower shall reimburse Bank for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that Bank reasonably determines in good faith that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

13                DEFINITIONS

13.1             Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Authorized Signer” is any individual listed in a Co-Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of a Co-Borrower.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Co-Borrowers or any Guarantor.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Co-Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board of Directors” means the board of directors, member(s), or manager(s) of such Co-Borrower, as appropriate in each case.

“Borrower DTTP Filing” means an HMRC Form DTTP2 duly completed and filed by the UK Borrower, which:

(a) where it relates to a Treaty Lender that is Bank as of the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite Bank’s name in Schedule 1 (Bank) and,

(i) where the UK Borrower is UK Borrower as of the date of this Agreement, is filed with HMRC within 30 days of the date of this Agreement; or

(ii) where the UK Borrower becomes UK Borrower after the date of this Agreement, is filed with HMRC within 30 days of that date; or

(b) where it relates a Treaty Lender which becomes Bank after the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Treaty Lender in the documentation which it executes on become a party as Bank and,

(i) where the UK Borrower is UK Borrower as of the date on which that Treaty Lender becomes a party as Bank, is filed with HMRC within 30 days of that date; or

(ii) where the UK Borrower is not UK Borrower as of the date on which that Treaty Lender becomes a party as Bank, is filed within 30 days of the date on which that UK Borrower becomes a party as UK Borrower.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary (or, in respect of UK Borrower, a director) on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate..

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed in the United States or in London.

“Cash Collateralization Event” has the meaning assigned in Section 6.13.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.]

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the ordinary voting power for the election of directors of Parent (determined on a fully diluted basis) other than by the sale of Parent’s equity securities in a public offering or to venture capital or private equity investors so long as Co-Borrowers identify to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) except for a change in the members of the board of directors or other equivalent body of Parent resulting from the sale of Parent’s equity securities in a public offering or to venture capital or private equity investors so long as Co-Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Co-Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary of such Co-Borrower (unless such subsidiary is dissolved or merged into a Co-Borrower) free and clear of all Liens (except Permitted Liens).

“Claims” is defined in Section 12.3.

“Co-Borrower(s)” is defined in the preamble hereof.

“Co-Borrower’s Books” are all of a Co-Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Co-Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of the US Borrowers described on Exhibit A or (for the purposes of this Agreement other than any granting of security hereunder) defined as “Security Assets” under the Debenture.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Co-Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Co-Borrower maintains a Securities Account or a Commodity Account, such Co-Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Letter of Credit, FX Contract, amount utilized for Cash Management Services, Term Loan Advance, or any other extension of credit by Bank for Co-Borrower’s benefit.

“CTA” means the UK Corporation Tax Act 2009.

“Debenture” means the certain guarantee and debenture dated as of the Effective Date between UK Borrower and Bank, as may be amended, modified, supplemented, and/or restated from time to time.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the account number ending 855 (last three digits) maintained by a Co-Borrower with Bank.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia, other than a Subsidiary with no material assets other than equity interests (or equity interests and other securities) in one or more Foreign Subsidiaries.

“Effective Date” is defined in the preamble hereof.

“Enhance 1” means Borrower’s clinical trial evaluating Ensifentrine in subjects with moderate to severe chronic obstructive pulmonary disease, clinicaltrials.gov identifier NCT04535986.

“Enhance 2” means Borrower’s clinical trial evaluating Ensifentrine in subjects with moderate to severe chronic obstructive pulmonary disease, clinicaltrials.gov identifier NCT04542057.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“FDA” means the United States Food and Drug Administration, or any successor thereto.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, or (b) the acceleration of the Term Loan Advances, or (c) the prepayment of the Term Loan Advances in full pursuant to Section 2.2(c) or 2.2(d), equal to the original aggregate principal amount of the Term Loan Advances multiplied by the Final Payment Percentage.

“Final Payment Percentage” is ten percent (10%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of a Co-Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between a Co-Borrower and Bank under which Co-Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” in respect of a Co-Borrower is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“IFRS” are the International Financial Reporting Standards, a collection of guidelines and rules set by the International Accounting Standards Board (www.iasb.org) which are applicable to the circumstances as of the date of determination.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:

(a)                 its Copyrights, Trademarks and Patents;

(b)                any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how; operating manuals;

(c)                 any and all source code;

(d)                any and all design rights which may be available to such Person;

(e)                 any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                  all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Co-Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“ITA” means the UK Income Tax Act 2007.

“Key Person” is any of a Co-Borrowers’ (a) Chief Executive Officer, who is David Zuccarello as of the Effective Date and (b) Chief Financial Officer, who is Mark Hahn as of the Effective Date.

“Legal Reservations” are: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and (c) similar principles, rights and defences under the laws of the United States or the UK.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of a Co-Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Limitation Acts” are the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, any Bank Services Agreement, any UK Security Document, any subordination agreement, any note, or notes or guaranties executed by a Co-Borrower or any Guarantor, and any other present or future agreement by a Co-Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of a Co-Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Monthly Financial Statements” is defined in Section 6.2(a).

“NDA” means a new drug application, submitted to the FDA pursuant to 21 U.S.C. § 355 seeking authorization to market a drug in the United States.

“Negative Data” means results from a clinical trial showing failure of a study drug to meet the primary efficacy endpoints set forth in the applicable study protocol.

“Obligations” are Co-Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee, the Final Payment, and other amounts Co-Borrowers owe Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Co-Borrower assigned to Bank, and to perform Co-Borrower’s duties under the Loan Documents. Notwithstanding the foregoing, “Obligations” does not include any warrants or equity investments.

“Operating Documents” are, in the case of the US Borrower, its formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), and in the case of the UK Co-Borrower, such memorandum of association (if applicable) and articles of association, currently in force. each of the foregoing with all current amendments or modifications thereto.

“Parent” is defined in the preamble hereof.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit C.

“Payment Date” is the first (1st) calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)                 Co-Borrowers’ Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)                 Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c)                 Subordinated Debt;

(d)                 unsecured Indebtedness to trade creditors incurred in the ordinary course of business

(e)                 Indebtedness pursuant to credit cards incurred in the ordinary course of business during the Transition Period;

(f)                  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)                 Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(h)                Indebtedness of a Co-Borrower to any other Co-Borrower, Indebtedness of a Co-Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of such Co-Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to a Co-Borrower to the extent constituting Permitted Investments or any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby); and

(i)                  extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Co-Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)                 Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b)                 Investments consisting of Cash Equivalents and other Investments made pursuant to Co-Borrower’s investment policy approved by Bank in writing,

(c)                 Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)                 Investments consisting of deposit accounts (but only to the extent that Co-Borrowers are permitted to maintain such accounts pursuant to this Agreement) in which Bank has a first priority perfected security interest;

(e)                  Investments accepted in connection with Transfers permitted by Section 7.1;

(f)                  Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(g)                 Investments (i) by a Co-Borrower in another Co-Borrower, (ii) by a Co-Borrower in Subsidiaries that are not Co-Borrowers not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries or in a Co-Borrower;

(h)                 Investments consisting of the creation of a Subsidiary in compliance with the terms of this Agreement;

(i)                  Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Co-Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Co-Borrower’s Board of Directors;

(j)                  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(k)                 Investments in connection with joint ventures or strategic alliances or collaboration of Co-Borrower or a Subsidiary; provided that any cash invested in connection thereto shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year; and

(l)                  Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (l) shall not apply to Investments of a Co-Borrower in any Subsidiary.

“Permitted Liens” are:

(a)                 Liens existing on or after the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;

(b)                 Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which a Co-Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)                 purchase money Liens or capital leases (i) on Equipment acquired or held by a Co-Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)                Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)                 Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)                  Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)                 leases or subleases of real property granted in the ordinary course of a Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of a Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h)                non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and

(i)                  Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” shall be an additional fee, payable to Bank upon prepayment of the Term Loan Advances in an amount equal to (A) (i) Four Hundred and Fifty Thousand Dollars ($450,000) if such prepayment occurs on or prior to the first anniversary of the Effective Date, (ii) Three Hundred Thousand Dollars ($300,000) if such prepayment occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, or (iii) One Hundred Fifty Thousand Dollars ($150,000) if such prepayment occurs after the second anniversary of the Effective Date, plus (B) if the Term C Loan Advance has been made, (i) three percentage points (3.00%) of the outstanding principal amount of the Term C Loan Advance at the time of prepayment if such prepayment occurs on or prior to the first anniversary of the Effective Date, (ii) two percentage points (2.00%) of the outstanding principal amount of the Term C Loan Advance at the time of prepayment if such prepayment occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, or (iii) one percentage points (1.00%) of the outstanding principal amount of the Term C Loan Advance at the time of prepayment if such prepayment occurs after the second anniversary of the Effective Date; provided that no Prepayment Fee shall be charged if Co-Borrowers refinance the Term Loan Advances with another credit facility from Bank.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Registered Organization” is, in respect of the US Co-Borrower, a “registered organization” as defined in the Code with such additions to such term as may hereafter be made and in respect of the UK Co-Borrower, a duly incorporated company that is validly existing under the Companies Act 2006.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of each Co-Borrower, or, in respect of UK Borrower, the chief executive officer or the chief financial officer.

“Restricted License” is any material license or other material agreement with respect to which a Co-Borrower is the licensee (a) that prohibits or otherwise restricts a Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral, in each case, other than as a result of customary anti-assignment provisions. Off-the-shelf software, open source code, application programming interfaces (APIs) and/or other trademarks, copyrights or patents of others that are commercially available to the public under shrinkwrap licenses, clickwrap licenses, online terms of service or other terms of use or similar agreements shall not constitute a Restricted License.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by a Co-Borrower subordinated to all of such Co-Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, (a) a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Co-Borrower or Guarantor, (b) a subsidiary as defined in Section 1159 of the Companies Act 2006; or (c) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 1162 of the Companies Act 2006.

“Term Loan Advance” and “Term Loan Advances” are each defined in Section 2.2 of this Agreement.

“Term A Loan Advance” is defined in section 2.2 of this Agreement.

“Term Loan Maturity Date” is November 1, 2024.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Co-Borrower connected with and symbolized by such trademarks.

“Term B Availability Period” is the period of time commencing on the date [***] for Ensifentrine, through and including June 30, 2022.

“Term B Loan Advance” is defined in section 2.2 of this Agreement.

“Term C Availability Period” is the period of time commencing on the date [***] for Ensifentrine [***], through and including June 30, 2023.

“Term C Loan Advance” is defined in section 2.2 of this Agreement.

“Transfer” is defined in Section 7.1.

“UK” and “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Borrower” is defined in the preamble hereof.

“UK Insolvency Proceeding” means any corporate action, legal proceedings or other formal procedure or step is taken in relation to: (i) the suspension of payments, a moratorium, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of that Person (other than a solvent liquidation or reorganization of that Person which is not a Co-Borrower or Guarantor); (ii) a composition, assignment or similar arrangement with any of a Person’s creditors (other than Bank in its capacity as lender); (iii) the appointment of any liquidator (other than in respect of a solvent liquidation of that Person which is not a Co-Borrower or Guarantor), receiver, administrative receiver, administrator or similar officer in respect of a Person or any of such Person’s assets; or (iv) enforcement of any Lien over any of UK Borrower’s assets pursuant to the UK Security Documents.

“UK Qualifying Lender” means:

(a) a Bank which is beneficially entitled to interest payable to that Bank in respect of an advance under a Loan Document and is:

(i)       a Bank:

(A)       which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)       in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)       a Bank which is:

(A)       a company resident in the United Kingdom for United Kingdom tax purposes;

(B)       a partnership each member of which is:

(1)       a company so resident in the United Kingdom; or

(2)       a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA;

(C)       a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a Treaty Lender; or

(b) a Bank which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

“Tax Confirmation” means a confirmation by a Bank that the person beneficially entitled to interest payable to that Bank in respect of an advance under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Treaty Lender” means a Bank which: (i) is treated as a resident of a UK Treaty State for the purposes of a UK Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Bank’s participation in any Term Loan Advance is effectively connected and (iii) fulfils any conditions which must be fulfilled under that double taxation agreement to obtain full exemption from United Kingdom tax on interest payable to that Bank under this Agreement, including the completion of any necessary procedural formalities (save that where that Bank holds a valid passport under the HMRC DT Treaty Passport scheme and that Bank has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.6(d)(ii) it shall be treated (for the purposes of this definition only) as having satisfied all necessary procedural formalities).

“UK Non-Bank Lender” means a Bank which is not Bank as of the date of this Agreement and which gives a Tax Confirmation in the documentation which it executes on becoming party as Bank. “UK Security Document(s)” means the Debenture. and any other document, instrument or agreement in which Parent grants a Lien to Bank over all or any part of its assets in respect of the obligations of any of Co-Borrowers under this Agreement, entered into the date of this Agreement.

“UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under this Agreement.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“US Borrower” is defined in the preamble hereof.

“VAT” means (i) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (ii) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere, including, for the avoidance of doubt, any tax imposed in accordance with the UK Value Added Tax Act 1994.

[***] Certain information in this document has been excluded in accordance with applicable Securities and Exchange Commission rules and regulations. Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 1

BANK

Silicon Valley Bank – Treaty Passport Scheme Reference Number and Jurisdiction of Tax Residence: [***], USA.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

VERONA PHARMA, INC.

By	/s/ David Zaccardelli

Name:	David Zaccardelli

Title:	Director & CEO

Executed as a deed, but not delivered until the first date specified on page 1 by VERONA PHARMA PLC. acting by:

By	/s/ David Zaccardelli

Name:	David Zaccardelli

Title: Director

Witness signature:	/s/ Mary Mattson

Witness name:	Mary Mattson

Witness address:	[***]

BANK:

SILICON VALLEY BANK

By	/s/ Michael Scott McCarty

Name:	Michael Scott McCarty

Title:	Director

Signature Page to Loan and Security Agreement

EXHIBIT A - COLLATERAL DESCRIPTION

The Collateral consists of all of Co-Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Co-Borrowers’ Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) any interest of Co-Borrower as a lessee or sublessee under a real property lease or an Equipment lease if Co-Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Co-Borrower or Bank, (b) rights held under a license or other agreement that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (c) (i) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding equity interests in any Foreign Subsidiary owned directly by a Co-Borrower or Guarantor that is a U.S. Person, which equity interests entitle the holder thereof to vote for directors or any other matter or (ii) any assets of any Foreign Subsidiary, (d) any equity interests of Verona Pharma, Inc. or (e) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Co-Borrowers that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Co-Borrowers have agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

Exhibit A

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM:  VERONA PHARMA PLC, on behalf of all Co-Borrowers

The undersigned authorized officer of ____________________ (“Co-Borrowers”) certifies, solely in his/her capacity as an officer of Co-Borrower and not in his/her individual capacity, that under the terms and conditions of the Loan and Security Agreement between Co-Borrowers and Bank (the “Agreement”):

(1) Co-Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Co-Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports, and Co-Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by US Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against US Borrowers or any of their Subsidiaries relating to unpaid employee payroll or benefits of which US Borrowers have not previously provided written notification to Bank, as applicable.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with IFRS consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Co-Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days (forty-five (45) days for March, June, September and December) of month end	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q	Within 45 days of quarter end	Yes No
10-K	FYE within 180 days	Yes No
Board approved projections	FYE within 60 days	Yes No
Q4/FYE Financial Statements	FYE within 90 days	Yes No

Exhibit B

Other Matters

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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EXHIBIT C - LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Eastern Time

Fax To:	Date: _____________________

Loan Payment:

VERONA PHARMA, PLC, on behalf of all Co-Borrowers

From Account #________________________________                      To Account #__________________________________________

(Deposit Account #)                                                                                                         (Loan Account #)

Principal $____________________________________              and/or Interest

$________________________________________

Authorized Signature:                                                                    Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________                     To Account #__________________________________________

(Loan Account #)                                                                                                              (Deposit Account #)

Amount of Term Loan Advance $___________________________

All Co-Borrowers’ representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:                                                                 Phone Number:

Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name: _____________________________                     Amount of Wire: $

Beneficiary Bank: ______________________________                    Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:                                                       Beneficiary Bank Code (Swift, Sort, Chip, etc.):

                   (For International Wire Only)

Intermediary Bank:                                                                                  Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________          2nd Signature (if required): _______________________________

Print Name/Title: ______________________________           Print Name/Title: ______________________________________

Telephone #:                                                                               Telephone #: _____________________________

EXHIBIT D

CORPORATE BORROWING certificatE

Borrower: VERONA PHARMA, INC.	Date: November 19, 2020
Bank: Silicon Valley Bank

I hereby certify, solely in my capacity as an officer of Co-Borrower and not in my individual capacity, as follows, as of the date set forth above:

1.       I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.       Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.       Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.       The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.     The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:
Name:
Title:

SECRETARY’S OR DIRECTORS’ CERTIFICATE – VERONA PHARMA PLC

[see attached]

SCHEDULE 2.6 to LOAN AND SECURITY AGREEMENT

TAXES

1.	Defined Terms. For purposes of this Schedule 2.6:

a.	“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (i) Taxes imposed on or measured by net income, in each case, imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (ii) United States withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Term Loan Advance pursuant to a law in effect on the date on which (A) Bank acquires such interest the Term Loan Advance or (B) Bank changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Schedule 2.6, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before such lender became a party hereto or to Bank immediately before it changed its lending office, (iii) any withholding Taxes imposed under FATCA, (iv) VAT, which, for the avoidance of doubt, shall be dealt with under Section 12.17 and (v) any Taxes in respect of which no additional amounts are payable pursuant to Section 2.6(c).

b.	“FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Tax Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Tax Code.

c.	“Foreign Lender” means a Lender that is not a U.S. Person.

d.	“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Co-Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

e.	“IRS” means the United States Internal Revenue Service.

f.	“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

g.	“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

h.	“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Tax Code.

i.	“Withholding Agent” means each Co-Borrower.

2.	Payments Free of Taxes. Any and all payments by or on account of any obligation of the Co-Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Co-Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Schedule 2.6) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.	Payment of Other Taxes by Borrower. The Co-Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Bank timely reimburse it for the payment of, any Other Taxes.

4.	Indemnification by Co-Borrowers. The Co-Borrowers shall indemnify Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Schedule 2.6 or this Section 4) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Co-Borrower by Bank shall be conclusive absent manifest error.

5.	Evidence of Payments. As soon as practicable after any payment of Taxes by the Co-Borrowers to a Governmental Authority pursuant to the provisions of this Schedule 2.6, such Co-Borrower shall deliver to Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

6.	Status of Bank.

a.	If Bank is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document it shall deliver to the Co-Borrowers, at the time or times reasonably requested by the Co-Borrowers, such properly completed and executed documentation reasonably requested in writing by the Co-Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by the Co-Borrowers, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Co-Borrowers as will enable the Co-Borrowers to determine whether or not Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 6(b)(i), 6(b)(ii) and 6(b)(iv) of this Schedule 2.6) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Bank.

b.	Without limiting the generality of the foregoing, in the event that a Co-Borrower is a U.S. Person,

i.	any lender that is a U.S. Person shall deliver to the Co-Borrowers on or prior to the date on which such lender becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Co-Borrowers), executed copies of IRS Form W-9 certifying that such lender is exempt from U.S. federal backup withholding tax;

ii.	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Co-Borrowers (in such number of copies as shall be requested by the Co-Borrowers) on or prior to the date on which such Foreign Lender becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Co-Borrowers), whichever of the following is applicable:

A.	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.	executed copies of IRS Form W-8ECI;

C.	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Tax Code, (x) a certificate in form and substance reasonably satisfactory to the Co-Borrowers to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Tax Code, a “10 percent shareholder” of any Co-Borrower within the meaning of Section 871(h)(3)(B) of the Tax Code, or a “controlled foreign corporation” related to any Co-Borrower as described in Section 881(c)(3)(C) of the Tax Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

iii.	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Co-Borrowers (in such number of copies as shall be requested in writing by the Co-Borrowers) on or prior to the date on which such Foreign Lender becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Co-Borrowers), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Co-Borrowers to determine the withholding or deduction required to be made; and

iv.	if a payment made to Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Tax Code, as applicable), Bank shall deliver to the Co-Borrowers at the time or times prescribed by law and at such time or times reasonably requested by the Co-Borrowers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Tax Code) and such additional documentation reasonably requested by the Co-Borrowers as may be necessary for the Co-Borrowers to comply with their obligations under FATCA and to determine that Bank has complied with Bank’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

c.	Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Co-Borrowers in writing of its legal inability to do so.

7.	Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of Section 2.6(a) or this Schedule 2.6 (including by the payment of additional amounts pursuant to the provisions of this Schedule 2.6) (such refund or credit in lieu of refund being a “Tax Credit”), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Schedule 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Bank shall use its reasonable endeavors to obtain any available Tax Credit. Notwithstanding anything to the contrary in this Section 7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 7 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

8.	Survival. Each party’s obligations under the provisions of this Schedule 2.6 shall survive any assignment of rights by, or the replacement of, Bank, the termination of the Term Loan and the repayment, satisfaction or discharge of all obligations under any Loan Document